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                                                                  EXHIBIT (n)(3)

INDEPENDENT AUDITORS' CONSENT

         We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement Nos. 333-100287 and 811-09507 of Farmers Variable Life Separate Account A on Form N-6 of our report dated February 12, 2001, relating to the financial statements of Farmers New World Life Insurance Company appearing in the Statement of Additional Information, which is part of such Registration Statement and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Seattle, Washington
April 24, 2003